Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated PolyOne Corporation 2010 Equity and Performance Incentive Plan of our reports dated February 13, 2015, with respect to the consolidated financial statements of PolyOne Corporation and the effectiveness of internal control over financial reporting of PolyOne Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio

July 27, 2015